Exhibit 99.1
Crescent Energy Company Announces Pricing of Upsized Public Offering of Class A Common Stock
December 3, 2024
HOUSTON --(BUSINESS WIRE)-- Crescent Energy Company (“Crescent” or the “Company”) (NYSE: CRGY) today announced the pricing of an underwritten, upsized public offering of 21,500,000 shares of its Class A common stock, par value $0.0001 per share (“Class A common stock”), at a price to the public of $14.00 per share, pursuant to an effective shelf registration statement on Form S-3 (the “Registration Statement”) filed previously with the U.S. Securities and Exchange Commission (the “SEC”). The 21,500,000 share offering represents a 3,500,000 share upsize to the originally proposed 18,000,000 share offering.
The Company intends to use the net proceeds it receives from the offering to fund a portion of the cash consideration for its recently announced acquisition of Ridgemar (Eagle Ford) LLC (the “Ridgemar Acquisition”), which is expected to close in the first quarter of 2025, subject to customary closing conditions and regulatory approvals. The Ridgemar Acquisition is not contingent upon the completion of this offering and this offering is not contingent upon the completion of the Ridgemar Acquisition. If the Ridgemar Acquisition is not completed, the proceeds of this offering will be used to reduce the borrowings outstanding under our revolving credit facility or for general corporate purposes.
The Company has granted the underwriters a 30-day option to purchase up to an additional 3,225,000 shares of Class A common stock at the public offering price, less the underwriting discounts and commissions.
Wells Fargo Securities, LLC, KKR Capital Markets LLC, Raymond James & Associates, Inc. and Evercore Group L.L.C. are serving as joint book-running managers for the offering. Mizuho Securities USA LLC and Truist Securities, Inc., are also serving as joint book-running managers. KeyBanc Capital Markets, PEP Advisory LLC, Stephens Inc. and TPH&CO., the energy business of Perella Weinberg Partners are serving as co-managers for the offering. The offering is expected to close on December 5, 2024, subject to customary closing conditions.
The offering is being made only by means of a prospectus and a final prospectus supplement that meet the requirements under the Securities Act of 1933, as amended. Copies of the final prospectus supplement and accompanying base prospectus relating to the offering and final prospectus supplement, when available, may be obtained from: Wells Fargo Securities, LLC, 90 South 7th Street, 5th Floor, Minneapolis, MN 55402, at 800-645-3751 (option #5) or email a request to WFScustomerservice@wellsfargo.com, KKR Capital Markets LLC, 30 Hudson Yards, New York, New York 10001 or by telephone at (212) 750-8300, Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, by telephone at (800) 248-8863 or by email at prospectus@raymondjames.com, or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at 888-474-0200 or by email at ecm.prospectus@evercore.com, or by accessing the SEC’s website at www.sec.gov.
The Registration Statement was previously filed on March 6, 2024 and became effective upon filing. The Registration Statement may be obtained free of charge at the SEC’s website at www.sec.gov under “Crescent Energy Company.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Class A common stock or any other securities, nor shall there be any sale of such shares of Class A common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with a portfolio of assets concentrated in Texas and the Rockies.

Cautionary Note Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. These forward-looking statements include any statements regarding the proposed offering of Class A common stock and the Ridgemar Acquisition. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including the Registration Statement and the prospectus supplement relating to this offering, its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
IR@crescentenergyco.com
Source: Crescent Energy Company